As filed with the Securities and Exchange Commission on December 2, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

WAFERGEN BIO-SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	90-0416683
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

7400 Paseo Padre Parkway
Fremont, CA 94555
(Address of principal executive offices)

WaferGen Bio-systems, Inc. 2008 Stock Incentive Plan, as amended

Nonstatutory Stock Option Agreements issued to
Michael P. Henighan and Keith Warner on August 27, 2014
(Full title of the plans)

Michael P. Henighan
Chief Financial Officer
7400 Paseo Padre Parkway
Fremont, CA 94555
(510) 651-4450
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Mark R. Busch
K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, NC 28202
(704) 331-7440

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

_______________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum Offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2008 Stock Incentive Plan Common Stock, $0.001 par value per share	900,000	3.765 (2)	3,388,500	393.74
Nonstatutory Stock Option Agreements Issued on August 27, 2014 Common Stock, $0.001 par value per share	98,932	4.60 (3)	455,087	52.88
Total Registration Fee	998,932	3.848	3,843,587	446.62

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq Capital Market on December 1, 2014.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, and based upon the per share exercise price of such options.

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) in order to register an additional 900,000 shares of common stock, par value $0.001 per share (“Common Stock”), of WaferGen Bio-systems, Inc. (the “Registrant”), which may be offered or sold to participants under the WaferGen Bio-systems, Inc. 2008 Stock Incentive Plan (the “Plan”), and to register 98,932 shares of Common Stock which have been granted under nonstatutory stock option agreements. The Registrant has previously registered on Forms S-8 (File Nos. 333-152597, 333-164558, 333-170029, 333-180287 and 333-196534) an aggregate of 314,589 shares of Common Stock, as adjusted for reverse stock splits in August 2013 and June 2014, issuable pursuant to the Plan. The additional 900,000 shares of Common Stock authorized for issuance under the Plan and being registered hereunder were approved by the Registrant’s stockholders at a special meeting of stockholders held on November 17, 2014. Following the filing of this Registration Statement, there will be an aggregate of 1,214,589 shares of Common Stock registered and authorized for issuance pursuant to the Plan. Pursuant to General Instruction E to Form S-8, the contents of registration statement No. 333-152597 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items of Form S-8 containing new information not contained in registration statement No. 333-152597 are presented herein.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(A) PROSPECTUS

The information required by this Part I (Items 1 and 2) is omitted from this registration statement in accordance with Rule 428(b)(1) of the Securities Act, and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)      The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which includes audited consolidated financial statements for the fiscal year ended December 31, 2013.

(b)      The description of the Registrant’s Common Stock contained in the Registrant’s Statement on Form 8-A, filed on May 21, 2008, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description of the Registrant’s Common Stock.

(c)      All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements described in (a) above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.  Any statement contained in this Registration Statement, in an amendment hereto, or a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

To the extent that any proxy statement or Form 8-K is incorporated herein by reference, such incorporation shall not include any information contained in such proxy statement or Form 8-K which is not, pursuant to the SEC’s rules, deemed to be “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act.

Item 8.  Exhibits.

Exhibit No.	Description
5.1	Opinion of McDonald Carano Wilson LLP (filed herewith).
23.1	Consent of SingerLewak LLP (filed herewith).
23.2	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1 to this Registration Statement and filed herewith).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 2, 2014.

WAFERGEN BIO-SYSTEMS, INC.

By:	/s/ MICHAEL P. HENIGHAN
Michael P. Henighan
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ivan Trifunovich and Michael P. Henighan and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
/s/ IVAN TRIFUNOVICH	Chief Executive Officer, President and Chairman of the Board	December 2, 2014
Ivan Trifunovich	(Principal Executive Officer)

/s/ MICHAEL P. HENIGHAN	Chief Financial Officer and Vice President of Finance	December 2, 2014
Michael P. Henighan	(Principal Financial Officer and Principal Accounting Officer)

/s/ DR. R. DEAN HAUTAMAKI	Director	December 2, 2014
Dr. R. Dean Hautamaki

/s/ MAKOTO KANESHIRO	Director	December 2, 2014
Makoto Kaneshiro

/s/ JOEL KANTER	Director	December 2, 2014
Joel Kanter

/s/ WILLIAM MCKENZIE	Director	December 2, 2014
William McKenzie

/s/ ROBERT SCHUEREN	Director	December 2, 2014
Robert Schueren

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of McDonald Carano Wilson LLP (filed herewith).
23.1	Consent of SingerLewak LLP (filed herewith).
23.2	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1 to this Registration Statement and filed herewith).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).